UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 14, 2023

DigitalOcean Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40252		45-5207470
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

101 6th Avenue	New York	New York	10013
(Address of Principal Executive Offices)			(Zip Code)
(646) 827-4366
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000025 per share	DOCN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 14, 2023, the Board of Directors (the “Board”) of DigitalOcean Holdings, Inc. (the “Company”) increased the size of the Board from seven to eight members and appointed Christopher Merritt as a Class I director of the Company to fill the resulting vacancy, effective April 17, 2023.
Christopher Merritt, age 53, worked at Cloudflare, Inc., an internet security company, from September 2013 through January 2023, where he most recently served as Chief Revenue Officer and President of Field Operations. Previously, Mr. Merritt served as Chief Marketing and Sales Officer at BranchOut, a professional networking website, as VP of Global Advertiser Partnerships at Yahoo! Inc., a media and technology company, and in various senior roles at Monster Worldwide, Inc., a global employment website. Mr. Merritt received a Bachelor of Industrial Engineering from Auburn University. We believe Mr. Merritt’s extensive experience as a senior sales and/or marketing executive at various technology companies qualifies him to serve on our Board.
Pursuant to the Company’s non-employee director compensation policy, which was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended in March 2023, Mr. Merritt will receive a restricted stock unit (“RSU”) award valued at $400,000 in connection with his appointment to the Board, with one-third of the shares underlying the RSU award scheduled to vest on each of the first, second and third anniversaries of the effective date of Mr. Merritt’s appointment, subject to his continued service. In addition, Mr. Merritt will be eligible to receive cash fees in connection with his service on the Board and additional RSU grants in the future under the Company’s non-employee director compensation policy.
There are no arrangements or understandings between Mr. Merritt and any other person pursuant to which Mr. Merritt was selected as a director. There are no family relationships between Mr. Merritt and any of the Company’s directors or executive officers and Mr. Merritt is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, Mr. Merritt will execute the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.6 to the Company’s Form S-1 filed on February 25, 2021.
A copy of the Company’s press release announcing Mr. Merritt’s appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by DigitalOcean Holdings, Inc., dated April 18, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 18, 2023	DigitalOcean Holdings, Inc.
		By:	/s/ Alan Shapiro
Alan Shapiro, General Counsel